95 Third Street, 2nd Floor San Francisco, CA 94103 CONFIDENTIAL INFORMATION November 5, 2024 Re: Employment Offer Letter Dear Anand Gandhi, I am pleased to offer you a position at Eventbrite, Inc. (“Company”), coming on board to assume a primary role in building our business. The details of this offer are as follows: Location: United States Position: Chief Financial Officer Reporting To: Chief Executive Officer Start Date: November 19, 2024 Base Salary: $460,000 per annum Sign-on Bonus: $300,000 Annual Incentive Plan Target: 70% of Base Salary Equity Award Value: $5,000,000 (80% RSU’s and 20% PSU’s) This offer is contingent upon reference checks, background checks (including but not limited to post-hire employment verification checks), clearance of any conflicts of interest, your execution of the Proprietary Information and Invention Assignment Agreement, and your eligibility to work in the United States. The terms of your new position with the Company are as set forth below: 1. Position. We are very pleased to offer you the position set forth above under “Position” reporting directly to the position set forth above under “Reporting To”. 2. Start Date. Subject to fulfillment of the conditions imposed by this letter agreement, you will commence this new position with the Company on the above start date. 1 Docusign Envelope ID: CD33D7FC-EB46-4EC7-BAE2-12A879F3785E

3. Proof of Right to Work. For purposes of federal immigration law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your start date, or your employment relationship with us may be terminated. 4. Compensation. (a) Base Salary. If you accept this offer, you will receive the base salary listed above, which will be payable in semi-monthly installments on our regular paydays, as in effect from time to time, net of all applicable withholding taxes and deductions. (b) Bonuses: (i) Annual Incentive Plan. You will be eligible to participate in the Company’s Annual Incentive Plan as approved by the Company’s CEO and Board of Directors (or a committee thereof) each year with a 70% bonus target. Annual Incentive Plan bonuses are discretionary, based on individual and Company performance, and the Company reserves the right to modify or eliminate the Annual Incentive Plan at any time. Your Annual Incentive Plan payout will be prorated based on your Start Date. (ii) Sign-On Bonus. Subject to your continued employment with the Company on the first regular payday following the one year anniversary of your start date, you will earn a $300,000 cash Sign-On Bonus. The Sign-On Bonus will be paid in two installments. The first installment of $150,000, less applicable withholding taxes and other deductions, will be paid as soon as practicable following the three month anniversary of your start date. Should the Company terminate your employment for Cause or should you resign from the Company without Good Reason, as those terms are defined below, prior to the three month anniversary of your start date, you will not have earned any portion of the Sign-On Bonus. Should the Company terminate your employment for Cause or should you resign from the Company without Good Reason, as those terms are defined below, between the three month anniversary of your start date and the one year anniversary of your start date, you will have earned only a pro-rata portion of your Sign-On Bonus and must repay the rest of the Sign-On Bonus advanced to you. The prorated portion shall be calculated by multiplying the entire amount of the first installment of the Sign-On Bonus by a fraction, the numerator of which is equal to the number of months (including partial months) that you ceased to be employed prior to the one year anniversary of your start date, and the denominator of which is equal to twelve. By signing this letter, you hereby agree to repay, at the time of termination from employment should such termination occur within one year from the start date listed above, any repayable portion of the Sign-On Bonus and further agree to timely execute any repayment agreement provided by the Company to effectuate such repayment. The second installment of $150,000, less applicable withholding taxes and other deductions, will be earned and paid as soon as practicable following the 6-month anniversary of your start date. (c) Benefits. As an employee of the Company, you will be eligible for company benefits as in effect from time to time in accordance with our policies for similarly situated employees. 5. Restricted Stock Units. In connection with the commencement of your employment, and subject to the approval of the Board of Directors (or a committee thereof), the Company will grant you, as soon as reasonably practicable following your Start Date, a number of Restricted Stock Units (“RSUs”) determined by 2 Docusign Envelope ID: CD33D7FC-EB46-4EC7-BAE2-12A879F3785E

dividing $4,000,000 by the average closing market price on the New York Stock Exchange of one share of the Company’s Class A common stock over the trailing 30-day period ending on the last day of the month immediately prior to the month of the grant date. If granted, the RSUs will vest according to a four-year vesting schedule as follows: 25% of the RSUs will vest on the first anniversary of the grant date, and the remainder will vest in equal quarterly installments thereafter over the following three years, subject to your continuous service through each respective vesting date. The RSUs shall be governed by the terms and conditions of the Company’s 2018 Stock Option and Incentive Plan, as amended (“Plan”) and the Company’s Restricted Stock Unit Agreement (“Agreement”). In the event of your involuntary separation from the Company without cause during the first year of your employment, you will receive full vesting of the 25% of RSUs that were set to vest on the first anniversary of the grant date. In connection with the commencement of your employment, the Company will also recommend that its Board of Directors (or a committee thereof) grant you, as soon as reasonably practicable following your Start Date, a number of Performance Stock Units (“PSUs”) determined by dividing $1,000,000 by the average closing market price on the New York Stock Exchange of one share of the Company’s Class A common stock over the trailing 30-day period ending on the last day of the month immediately prior to the month of the grant date. If granted, the number of shares of Stock to be issued in respect of the PSUs that vest shall be determined by multiplying the number of PSUs granted by the Average Achievement Factor for Performance Period 2 and Performance Period 3 as defined in the Performance Stock Unit Award Agreement for CompanyEmployees Under the Eventbrite, Inc. 2018 Stock Option and Incentive Plan (“PSU Agreement”) and, conditioned upon your acceptance of the PSU Agreement, will vest on December 31, 2026 in accordance with the terms of the PSU Agreement and will be released based on achievement by March 31, 2027. The shares underlying the PSUs issued upon the settlement of the award will be subject to various rights, restrictions and obligations, as provided in the PSU Agreement. 6. Proprietary Information and Invention Assignment Agreement. Your acceptance of this offer and commencement of employment with the Company is contingent upon your execution of the Company's “Proprietary Information and Invention Assignment Agreement,” signed copies of which must be delivered to an officer of the Company prior to or on your start date. 7. Indemnification Agreement. You will be covered by the terms of the Company’s Indemnification Agreement, as previously filed with the SEC, to provide broader protection. In addition, you will be covered by directors’ and officers’ liability insurance during your employment and while potential liability exists thereafter. The rights and protections set forth in this paragraph shall survive your termination of employment with the Company. 8. Conflicts of Interest. Your employment pursuant to this offer is contingent upon you having disclosed to the Company any potential conflicts of interest between your past employment and future duties with the Company. By accepting this offer of employment, except as otherwise disclosed to the Company, you are certifying that (i) you are not aware of any impediment to loyal and conscientious employment with the Company, (ii) you have not engaged in any conduct or entered into any agreement that would disqualify you from employment with the Company or in anyway restrict your employment with the Company, and (iii) neither your employment with the Company nor the discharge of your employment duties will violate any agreement that you have executed with a third party. 3 Docusign Envelope ID: CD33D7FC-EB46-4EC7-BAE2-12A879F3785E

You agree to the best of your ability and experience that you will at all times loyally and conscientiously perform all of the duties and obligations required of and from you in connection with your employment with the Company, and to the reasonable satisfaction of the Company. During the term of your employment, you further agree that you will devote all of your business time and attention to the business of the Company, the Company will be entitled to all of the benefits and profits arising from or incident to all such work services and advice and you will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Company’s General Counsel or her designee and the Vice President of your function. By way of illustration, but not limitation, you may not (i) accept or perform work of a nature that conflicts or competes in any way with the business, products or services of the Company, or causes you or has potential to cause you to be disloyal; (ii) use any Company resources including, but not limited to, computer hardware and software, telephones, facsimile machines, and copiers, for or in connection with any non-Company work; (iii) perform any non-Company work on Company premises; or (iv) perform any non-Company work during normal business hours. By signing this offer of employment, you are certifying that as of the start date listed above, you will not be rendering commercial or professional services of any nature to any person or organization, whether or not for compensation, or alternatively, that you have received prior written consent of the Company’s General Counsel or her designee and the Vice President of your function to do so. Nothing in this letter agreement will prevent you from accepting speaking or presentation engagements in exchange for honoraria or from serving on boards of charitable organizations, provided such efforts are not inconsistent with the above principles. Notwithstanding the foregoing, nothing set forth herein shall prevent you from (i) serving on the boards of directors of non-profit organizations, (ii) with the consent of the General Counsel (not to be unreasonably withheld), serving on the boards of directors of for-profit companies that are not competitors of the Company, (iii) participating in charitable, civic, educational, professional, community or industry affairs, and (iv) managing your personal and family investments and legal affairs. 9. At-Will Employment. Notwithstanding any other provision of this letter agreement to the contrary, your employment with the Company will be on an “at will” basis, meaning that either you or the Company may terminate your employment at any time for any reason or no reason, with or without cause. No employee or representative of the Company, other than the Chief Executive Officer has the authority to alter the at-will nature of your employment relationship. The Chief Executive Officer can only do so in a written employment agreement that is signed by both the Chief Executive Officer and yourself. 10. Definitions. For purposes of this Offer Letter the following terms shall have the meanings set forth below: (a) “Cause” shall mean: (i) the Executive’s material act of misconduct in connection with the performance of the Executive’s duties to the Company; or (ii) the Executive’s commission of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, or any conduct that would reasonably be expected to result in material injury or reputational harm to the Company or any of its subsidiaries or affiliates if the Executive were retained in the Executive’s position; or (iii) the Executive’s continued non-performance of the Executive’s duties to the Company 30 days following written notice thereof from the Company; or (iv) the Executive’s breach of any material provisions of any written agreement between the Executive and the Company, including without limitation, the Proprietary Information and Invention Assignment Agreement; or 4 Docusign Envelope ID: CD33D7FC-EB46-4EC7-BAE2-12A879F3785E

(v) the Executive’s material violation of the Company’s written employment policies; or (vi) the Executive’s failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate. Notwithstanding the foregoing, no determination of “Cause” may be made until you have been given written notice detailing the specific Cause event and a period of 30 days following receipt of such notice to cure such event (if the event is possible of being cured), or, if such event is not so cured, an opportunity on at least five days advance written notice to appear (with legal counsel) before the full Board to discuss the specific circumstances alleged to constitute a Cause event. (b) “Good Reason” shall mean the Executive has complied with the “Good Reason Process” (hereinafter defined) following the occurrence of any of the following events without the Executive’s consent: (i) a material reduction in the Executive’s base salary except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company; or (ii) a material diminution in the Executive’s authority, duties, or responsibilities; or (iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Executive is required to report; or (iv) a change of more than 50 miles in the geographic location in which the Executive must perform services for the Company. (c) “Good Reason Process” shall mean that (1) the Executive reasonably determines in good faith that a “Good Reason” condition has occurred; (2) the Executive notifies the Company in writing of the first occurrence of the Good Reason condition within 45 days of the first occurrence of such condition; (3) the Executive cooperates in good faith with the Company’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (4) notwithstanding such efforts, the Good Reason condition continues to exist; and (5) the Executive terminates his or her employment within 60 days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred. We are delighted to extend you this offer until 5 pm PST on Monday, November 5, 2024 and look forward to working with you. To indicate your acceptance of the Company’s offer, please sign and date this letter agreement in the space provided below and return it to me, along with a signed and dated copy of the Proprietary Information and Invention Assignment Agreement. This letter, together with the Proprietary Information and Invention Assignment Agreement, sets forth the terms of your employment with the Company and supersedes any prior representations or agreements, whether written or oral, including the Employment Offer Letter dated as of October 31, 2024 which shall be deemed void ab initio and of no further force or effect. This letter may not be modified or amended except by a written agreement, signed by the Company and by you. If you have any questions about this offer, please call me. We look forward to a favorable reply and to a rewarding and productive association with you. Sincerely, 5 Docusign Envelope ID: CD33D7FC-EB46-4EC7-BAE2-12A879F3785E

Julia Hartz, CEO Agreed and Accepted: ________________________ ______________________ Anand Gandhi Date Enclosures: Proprietary Information and Invention Assignment Agreement; Arbitration Agreement 6 Docusign Envelope ID: CD33D7FC-EB46-4EC7-BAE2-12A879F3785E 11/5/2024